Exhibit 99

Carrier Reports Second Quarter 2020 Results

•Provides updated 2020 full-year outlook, raises low end of prior ranges
•Second quarter sales of $4.0 billion
•GAAP EPS of $0.30 and adjusted EPS of $0.33
•Strong performance enables partially restoring strategic investments and capital spending in second-half of 2020

PALM BEACH GARDENS, Fla., July 30, 2020 – Carrier Global Corporation (NYSE:CARR) today reported financial results for the second quarter of 2020. Carrier is a leading global provider of innovative heating, ventilating and air conditioning (HVAC), refrigeration, fire, security and building automation technologies.
“Our second quarter results exceeded our expectations, and our team continued to perform well in a very challenging environment,” said Carrier President & CEO Dave Gitlin. “Importantly, we remain focused on executing our strategic priorities. The COVID pandemic has underscored the critical role of buildings in public health, so we moved quickly to roll out our Healthy Buildings Program, which provides advanced solutions to help deliver healthier, safer, and more efficient indoor environments.”
Gitlin added, “We were pleased with our order strength in June, particularly in North America. Although the global economic environment remains uncertain, we continue to focus on our strategic growth initiatives of growing our core business, increasing product extensions and geographic coverage, and building our services and digital business.”
Second Quarter Results
Carrier’s second quarter sales of $4.0 billion were down 20% compared to last year and down 19% organically. The decline was largely driven by the impact from the COVID-19 pandemic across all businesses. Carrier saw demand improve as the second quarter progressed and economic activity resumed.
GAAP operating profit in the quarter of $442 million was down 45%, and adjusted operating profit of $476 million was down 42%. These results benefited by Carrier’s aggressive cost containment and the acceleration of Carrier 600. GAAP EPS was $0.30 and adjusted EPS was $0.33 after excluding net nonrecurring and restructuring charges. Net income in the quarter was $261 million and included $25 million of net nonrecurring and restructuring charges. Net cash flows provided by operating activities were $509 million and capital expenditures were $46 million, resulting in free cash flow of $463 million, representing 177% of net income.

Updated Full-Year 2020 Outlook*
On May 8, 2020, Carrier provided ranges for the most reasonable scenarios for full-year 2020 performance given the economic uncertainty associated with COVID-19. With the first half completed, Carrier has revised the low-end of its prior 2020 outlook and now anticipates a full-year outlook that reflects partially restoring strategic investments and capital spending in the second-half of 2020:
•Sales of $15.5 to $17.0 billion, up from $15.0 to $17.0 billion
•Adjusted operating profit of $1.8 to $2.0 billion, up from $1.7 to $2.0 billion
•Free cash flow of at least $1.1 billion, up from at least $1.0 billion
*Note: When we provide expectations for adjusted operating profit and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

Conference Call
Carrier will host a live webcast of its earnings conference call today, Thursday, July 30, 2020, at 9:00 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, dial (877) 742-9091.

About Carrier
Carrier Global Corporation is a leading global provider of healthy, safe and sustainable building and cold chain solutions. Since our founding, we’ve led in creating solutions that matter for people and our planet. Today, our portfolio includes industry-leading brands such as Carrier, Kidde, Edwards, LenelS2 and Automated Logic that offer innovative HVAC, refrigeration, fire, security and building automation technologies to help make the world safer and more comfortable for generations to come. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

Use and Definitions of Non-GAAP Financial Measures
Carrier Global Corporation (“Carrier”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Organic sales, adjusted operating profit, adjusted net income, adjusted earnings per share (“EPS”), and the adjusted effective tax rate are non-GAAP financial measures. Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of operating profit and margins represent operating profit, excluding restructuring and other significant items.

GAAP financial results include the impact of changes in foreign currency exchange rates (AFX). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareholders.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectations for adjusted EPS, adjusted operating profit, adjusted effective tax rate, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS, operating profit, the effective tax rate, sales and expected net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation from United Technologies (the “Separation”). Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, including the estimated costs associated with the Separation and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Carrier and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on production and on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness, including indebtedness incurred in connection with the Separation, capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and Carrier’s capital structure and credit ratings; (5) the timing and scope of future repurchases of Carrier’s common stock, including market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in the delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) new business and investment opportunities; (9) risks resulting from less diversification and balance of operations across product lines, regions and industries due to the Separation; (10) the outcome of legal proceedings, investigations and other contingencies; (11) the impact of pension plan assumptions and on future cash contributions and earnings; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in political conditions in the U.S. and other countries in which Carrier and its businesses operate, including the effect of changes in U.S. trade policies or the United Kingdom’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (14) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; (15) the ability of Carrier to retain and hire key personnel; (16) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (17) the expected benefits of the Separation; (18) a determination by the IRS and other tax authorities that the Distribution or certain related transactions should be treated as taxable transactions; (19) risks associated with indebtedness, including that incurred as a result of financing transactions undertaken in connection with the Separation; (20) the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the Separation will exceed Carrier’s estimates; and (21) the impact of the Separation on Carrier’s business and Carrier’s resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier’s registration statement on Form 10 and the reports of Carrier on Forms, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:    Media Inquiries
Danielle Canzanella
 561-365-1101
 Danielle.Canzanella@Carrier.com

 Investor Relations
 Sam Pearlstein
 561-365-2251
 Sam.Pearlstein@Carrier.com

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars in millions, except per share amounts; shares in millions)	2020	2019	2020	2019
Net sales:
Product sales	$3,275	$4,139	$6,422	$7,705
Service sales	697	823	1,438	1,580
	3,972	4,962	7,860	9,285
Costs and expenses
Cost of products sold	2,343	2,906	4,580	5,471
Cost of services sold	488	582	1,017	1,114
Research and development	94	103	192	200
Selling, general and administrative	637	680	1,329	1,364
	3,562	4,271	7,118	8,149
Equity method investment net earnings	57	80	86	120
Other (expense) income, net	(25)	34	(71)	49
Operating profit	442	805	757	1,305
Non-service pension benefit	14	38	31	77
Interest (expense) income, net	(81)	16	(118)	20
Income from operations before income taxes	375	859	670	1,402
Income tax expense	106	65	299	205
Net income from operations	269	794	371	1,197
Less: Non-controlling interest in subsidiaries' earnings from operations	8	10	14	13
Income from operations attributable to common shareowners	$261	$784	$357	$1,184

Earnings per share [1,2]
Basic	$0.30	$0.91	$0.41	$1.37
Diluted	$0.30	$0.91	$0.41	$1.37
Weighted average number of shares outstanding [2]
Basic	866.2	866.2	866.2	866.2
Diluted	870.9	866.2	870.9	866.2

1 On April 3, 2020, United Technologies Corporation, since renamed Raytheon Technologies Corporation ("UTC") completed the spin off of Carrier, one of UTC's reportable segments, into a separate publicly traded company (the "Separation"). The Separation was completed through a pro-rata distribution (the "Distribution") of all of the outstanding common stock of the Company to UTC shareowners who held shares of UTC common stock as of the close of business on March 19, 2020, the record date for the Distribution. Earnings per share for periods presented prior to the Separation were calculated using the number of shares that were distributed to UTC shareowners immediately following the Separation. For periods prior to the Separation it was assumed that there were no dilutive equity instruments as there were no equity awards in Carrier common stock outstanding prior to the Separation.

2 Basic and diluted earnings per share for the three and six months ended June 30, 2020 are calculated using the weighted-average number of common shares outstanding for the period beginning after the distribution date. Diluted earnings per share is computed by giving effect to all potentially dilutive stock awards that are outstanding.

Carrier Global Corporation
Segment Net Sales and Operating Profit

	(Unaudited)
	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2020		2019		2020		2019
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net sales
HVAC	$2,291	$2,291	$2,735	$2,735	$4,250	$4,250	$4,903	$4,903
Refrigeration	700	700	955	955	1,508	1,508	1,917	1,917
Fire & Security	1,057	1,057	1,386	1,386	2,263	2,263	2,676	2,676
Segment sales	4,048	4,048	5,076	5,076	8,021	8,021	9,496	9,496
Eliminations and other	(76)	(76)	(114)	(114)	(161)	(161)	(211)	(211)
Net sales	$3,972	$3,972	$4,962	$4,962	$7,860	$7,860	$9,285	$9,285

Operating profit
HVAC	$358	$359	$545	$542	$525	$601	$838	839
Refrigeration	61	64	121	125	160	163	248	255
Fire & Security	106	112	184	192	226	238	316	337
Segment operating profit	525	535	850	859	911	1,002	1,402	1,431
Eliminations and other	(56)	(36)	(15)	(15)	(91)	(31)	(32)	(32)
General corporate expenses	(27)	(23)	(30)	(30)	(63)	(59)	(65)	(65)
Operating profit	$442	$476	$805	$814	$757	$912	$1,305	$1,334

Segment operating profit margin
HVAC	15.6%	15.7%	19.9%	19.8%	12.4%	14.1%	17.1%	17.1%
Refrigeration	8.7%	9.1%	12.7%	13.1%	10.6%	10.8%	12.9%	13.3%
Fire & Security	10.0%	10.6%	13.3%	13.9%	10.0%	10.5%	11.8%	12.6%

Segment operating profit margin	13.0%	13.2%	16.7%	16.9%	11.4%	12.5%	14.8%	15.1%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit & Operating Profit Margin

	(Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(dollars in millions - Income (Expense))	2020	2019	2020	2019
HVAC
Net sales	$2,291	$2,735	$4,250	$4,903

Operating profit	$358	$545	$525	$838
Restructuring	(1)	(18)	(3)	(35)
Impairment charge on minority owned joint venture investment	—	—	(71)	—
Gain on sale of interest in joint venture	—	21	—	34
Separation costs	—	—	(2)	—
Adjusted operating profit	$359	$542	$601	$839
Adjusted operating profit margin	15.7%	19.8%	14.1%	17.1%

Refrigeration
Net sales	$700	$955	$1,508	$1,917

Operating profit	$61	$121	$160	$248
Restructuring	(3)	(4)	(3)	(7)
Adjusted operating profit	$64	$125	$163	$255
Adjusted operating profit margin	9.1%	13.1%	10.8%	13.3%

Fire & Security
Net sales	$1,057	$1,386	$2,263	$2,676

Operating profit	$106	$184	$226	$316
Restructuring	(6)	(8)	(9)	(21)
Separation costs	—	—	(3)	—
Adjusted operating profit	$112	$192	$238	$337
Adjusted operating profit margin	10.6%	13.9%	10.5%	12.6%

General Corporate Expenses and Eliminations and Other
Net sales	$(76)	$(114)	$(161)	$(211)

Operating profit	$(83)	$(45)	$(154)	$(97)
Restructuring	(1)	—	(1)	—
Separation costs	(23)	—	(63)	—
Adjusted operating profit	$(59)	$(45)	$(90)	$(97)

Carrier
Net sales	$3,972	$4,962	$7,860	$9,285

Operating profit	$442	$805	$757	$1,305
Total restructuring costs	(11)	(30)	(16)	(63)
Total non-recurring and non-operational items	(23)	21	(139)	34
Adjusted operating profit	$476	$814	$912	$1,334

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars in millions - Income (Expense))	2020	2019	2020	2019
Net income attributable to common shareowners	$261	$784	$357	$1,184

Total restructuring costs	(11)	(30)	(16)	(63)

Total non-recurring and non-operational items included in operating profit	(23)	21	(139)	34

Non-recurring and non-operational items included in Interest expense, net:
Interest income associated with participation in amnesty settlement	—	8	—	8
Interest income associated with IRS settlement	—	8	—	8
Debt issuance costs relating to Carrier's separation from United Technologies	—	—	(5)	—
Non-recurring and non-operational items included in Interest expense, net	—	16	(5)	16

Tax effect of restructuring and non-recurring and non-operational items	9	3	22	9

Significant non-recurring and non-operational items included in Income tax expense:
Favorable income tax adjustments related to tax amnesty	—	95	—	95
Adjustments related to tax settlements	—	54	—	54
Adjustment related to a valuation allowance recorded against a United Kingdom tax loss and credit carryforward as a result of separation related activities	—	—	(51)	—
Adjustment resulting from Carrier's decision to no longer permanently reinvest certain pre-2018 unremitted non-U.S. earnings	—	—	(46)	—
Significant non-recurring and non-operational items included in Income tax expense	—	149	(97)	149

Total Non-recurring and non-operational items - Non-controlling interest	—	—	—	—

Total significant non-recurring and non-operational items	(25)	159	(235)	145

Adjusted net income attributable to common shareowners	$286	$625	$592	$1,039

Diluted earnings per share	$0.30	$0.91	$0.41	$1.37
Impact on diluted earnings per share	(0.03)	0.18	(0.27)	0.16
Adjusted diluted earnings per share	$0.33	$0.73	$0.68	$1.21

Effective tax rate	28.2%	7.6%	44.6%	14.6%
Impact on effective tax rate	(0.2)%	17.9%	(17.6)%	11.1%
Adjusted effective tax rate	28.0%	25.5%	27.0%	25.7%

Carrier Global Corporation
Components of Changes in Net Sales

Three Months Ended June 30, 2020 Compared with Three Months Ended June 30, 2019

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	(15)%	(1)%	—%	—%	(16)%
Refrigeration	(25)%	(2)%	—%	—%	(27)%
Fire & Security	(22)%	(2)%	—%	—%	(24)%
Consolidated	(19)%	(1)%	—%	—%	(20)%

Six Months Ended June 30, 2020 Compared with Six Months Ended June 30, 2020

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	(13)%	—%	—%	—%	(13)%
Refrigeration	(19)%	(2)%	—%	—%	(21)%
Fire & Security	(14)%	(1)%	—%	—%	(15)%
Consolidated	(14)%	(1)%	—%	—%	(15)%

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(dollars in millions)	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$2,704	$952
Accounts receivable, net	2,665	2,726
Contract assets, current	761	622
Inventories, net	1,639	1,332
Other assets, current	284	327
Total current assets	8,053	5,959

Future income tax benefits	419	500
Fixed assets, net	1,651	1,663
Operating lease right-of-use assets	843	832
Intangible assets, net	1,024	1,083
Goodwill	9,735	9,884
Pension and post-retirement assets	521	490
Equity method investments	1,697	1,739
Other assets	233	256
Total Assets	$24,176	$22,406

Liabilities and Equity
Accounts payable	$1,765	$1,701
Accrued liabilities	2,246	2,088
Contract liabilities, current	477	443
Current portion of long-term debt	301	237
Total current liabilities	4,789	4,469
Long-term debt	11,728	82
Future pension and post-retirement obligations	462	456
Future income tax obligations	445	1,099
Operating lease liabilities	688	682
Other long-term liabilities	1,698	1,183
Total Liabilities	19,810	7,971

Equity
UTC Net investment	—	15,355
Common stock, par value $0.01; 4,000,000,000 shares authorized; 866,164,968 shares issued and outstanding as of June 30, 2020	9	—
Additional paid-in capital	5,307	—
Retained earnings	191	—
Accumulated other comprehensive loss	(1,479)	(1,253)
Non-controlling interest	338	333
Total Equity	4,366	14,435
Total Liabilities and Equity	$24,176	$22,406

Debt Ratios: [1]
Total debt to total capitalization	73%
Net debt to net capitalization	68%
1 Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows

	(Unaudited)
	For the Six Months Ended June 30,
(dollars in millions)	2020	2019
Operating Activities
Net income from operations	$371	$1,197
Adjustments to reconcile net income from operations to net cash flows provided by operating activities, net of acquisitions and dispositions
Depreciation and amortization	159	167
Deferred income tax provision	135	(57)
Stock compensation costs	35	22
Equity method investment net earnings	(86)	(120)
Distributions from equity method investments	49	46
Impairment charge on minority-owned joint venture investments	72	—
Changes in operating assets and liabilities
Accounts receivable, net	27	(206)
Contract assets, current	(140)	(43)
Inventories, net	(325)	(340)
Other assets, current	32	16
Accounts payable and accrued liabilities	152	(173)
Contract liabilities, current	37	(16)
Pension contributions	(27)	(27)
Other operating activities, net	65	(95)
Net cash flows provided by operating activities	556	371
Investing Activities
Capital expenditures	(94)	(89)
(Payment) receipt from settlement of derivative contracts	(23)	1
Other investing activities, net	14	8
Net cash flows used in investing activities	(103)	(80)
Financing Activities
(Decrease) increase in short-term borrowings, net	(17)	45
Issuance of long-term debt	11,734	77
Repayment of long-term debt	(36)	(37)
Dividends paid to non-controlling interest	(8)	(3)
Net transfers to UTC	(10,359)	(548)
Other financing activities, net	1	(26)
Net cash flows provided by (used in) financing activities	1,315	(492)
Effect of foreign exchange rate changes on cash and cash equivalents	(17)	7
Net increase (decrease) in cash and cash equivalents and restricted cash	1,751	(194)
Cash, cash equivalents and restricted cash, beginning of period	957	1,134
Cash, cash equivalents and restricted cash, end of period	2,708	940
Less: restricted cash	4	4
Cash and cash equivalents, end of period	$2,704	$936

Carrier Global Corporation
Free Cash Flow Reconciliation

	(Unaudited)
	For the Three Months Ended March 31,
(dollars in millions)	2020		2019
Net income attributable to common shareowners	$96		$400
Net cash flows provided by operating activities	$47		(183)
Less: Capital expenditures	48		41
Free cash flow	$(1)		$(224)
Free cash flow as a percentage of net income attributable to common shareowners		(1)%		(56)%

	(Unaudited)
	For the Three Months Ended June 30,
(dollars in millions)	2020		2019
Net income attributable to common shareowners	$261		$784
Net cash flows provided by operating activities	$509		554
Less: Capital expenditures	46		48
Free cash flow	$463		$506
Free cash flow as a percentage of net income attributable to common shareowners		177%		65%

	(Unaudited)
	For the Six Months Ended June 30,
(dollars in millions)	2020		2019
Net income attributable to common shareowners	$357		$1,184
Net cash flows provided by operating activities	$556		$371
Less: Capital expenditures	94		89
Free cash flow	$462		$282
Free cash flow as a percentage of net income attributable to common shareowners		129%		24%